RBC Pledged Account Agreement

RBC Wealth Management

By signing this Agreement, I acknowledge that:

I have received a copy of this Agreement, have read and understand its terms, and agree to abide by its terms and conditions in their entirety.

Account Number(s)	Account Registration
	Corvus Capital Limited

Client

Address: Willow House, Cricket Square, Grand Cayman, Cayman Islands			
City		State	Zip: KY1-1107
Client Signature: /s/ Andrew Regan	Date: JULY 22, 2024	Client Signature	Date
Print Name from Signature Above: Dr. Andrew Regan		Print Name from Signature Above	
Title (if applicable): CEO		Title (if applicable)	

Secured Party

Secured Party: Nirland Limited		Attention: Stefano Grace	
Address: The Old Stables, Rue a L'Or, St Peter Port, Guernsey			
City		State	Zip: GY1 1QG
Secured Party Signature: /s/ Stefano Grace	Date: July 22, 2024	Phone Number	
Print Name from Signature Above: Stefano Grace		Email Address	
Title: Authorized Representative			

RBC Capital Markets, LLC

Address: **250 Nicollet Mall Suite 1400, 14th Floor / Pledged Accounts**	Email	
City: **Minneapolis**	State: **Minnesota**	Zip: **55401-1931**
RBC Capital Markets, LLC Signature: Luis Possamai — Digitally signed by Luis Possamai Date: 2024.07.31 15:00:30 -05'00'		Date

This Pledged Account Agreement (this **"Agreement"**) is by and among RBC Capital Markets, LLC (**"RBCCM"**), the **"Secured Party"** and the **"Client"**.

RECITALS

WHEREAS, the Secured Party and the Client have entered into one or more agreements pursuant to which the Client has granted a security interest (the **"Security Interest"**) in favor of the Secured Party over certain securities, securities accounts, and other assets (collectively, the **"Security Agreements"**); and

WHEREAS, the Secured Party and the Client wish to enter into this Agreement in order to, among other things, perfect the Security Interest.

NOW THEREFORE, the parties agree as follows:

1. NATURE OF THE ACCOUNTS.

a) Definition of "Accounts". For the purposes of this Agreement, the term **"Accounts"** means the securities accounts held at RBCCM and identified on by account number in this Agreement. For administrative or technical reasons, RBCCM may from time to time change the account number applied to any or all of the Accounts. Any Accounts so renumbered will remain subject to this Agreement without additional action required by RBCCM, the Secured Party or the Client and for all purposes under the Uniform Commercial Code in effect in the State of New York (the "UCC").

b) Cash Accounts. The Accounts shall be identified on the books and records of RBCCM as "cash accounts" only, as that term is defined in Section 220.8 of Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Securities Exchange Act of 1934. Notwithstanding anything to the contrary contained herein, each of the Accounts is and will remain a "securities account" as such term is defined under Section 8-501(a) of the UCC.

c) Advisory Accounts. Client agrees to waive and release RBCCM of its fiduciary obligations under the Investment Advisers Act of 1940, as amended, to the extent any of the Accounts are enrolled in a program under which RBCCM acts as an "Investment Adviser", as defined by that Act, insofar as it is necessary for RBCCM to carry out its obligations under this Agreement including, without limitation, the obligation to liquidate assets credited to the Accounts and transfer the proceeds therefrom at the sole direction of the Secured Party.

d) Valuation of the Accounts. While RBCCM considers the sources of financial information it uses as reliable, RBCCM will have no liability for failure of statements, confirmations or other valuations provided by RBCCM to accurately reflect values of assets in the Accounts, including but not limited to foreign currencies, securities paid for and settled in foreign currencies, prevailing market prices for stocks, bonds, commodities, derivative securities, or any other form of security or investment.

2. NATURE OF THE PLEDGED ASSETS.

a) Definition of Pledged Assets. All property held in or credited to the Accounts at any time during the time this Agreement is in effect (any one portion of such property a **"Pledged Asset"** and, collectively, the **"Pledged Assets"**) shall be treated as a "financial asset" under Article 8 of the UCC. Pledged Assets exclude all property not held in or credited to the Accounts, including but not limited to property listed on statements of the Accounts provided by RBCCM to the Client which are explicitly designated as not being held at RBCCM on such statements.

b) Taxes. All items of income, gain, expense and loss recognized in the Accounts shall be reported by RBCCM to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Client. The Client shall be responsible for all taxes payable on any such income and gains regardless of whether transactions generating such taxable events are directed by the Client or otherwise pursuant to this Agreement.

c) No Guarantee of Value. The Secured Party acknowledges that (a) the aggregate market value the Pledged Assets is likely to fluctuate and may fall below the amount of the obligations of the Client to the Secured Party and (b) that RBCCM does not warrant, guarantee or have any obligation to ensure that the Pledged Assets will maintain any minimum aggregate market value or liquidity.

d) Restricted and Illiquid Pledged Assets. RBCCM is not required to identify any restrictions that could diminish the value of the Pledged Assets or make them illiquid, including but not limited to restrictions that do not allow the public sale of such securities without registration or applicable exemption. RBCCM is not liable or otherwise responsible for any diminished value of, inability to sell, or inability to transfer such Pledged Assets resulting from such restrictions.

3. CONTROL OF THE ACCOUNTS.

a) Authority of the Client and Notice of Exclusive Control. The Client and its designees, including but not limited to RBCCM (if acting as an Investment Advisor with respect to the Accounts), shall be entitled and authorized to determine the investment objectives with respect to the Accounts and to exercise voting rights and direct the purchase, sale, or exchange of the Pledged Assets unless and until such time that RBCCM receives a notice substantially in the form attached hereto as Appendix 1 (a **"Notice of Exclusive Control"**) from the Secured Party. RBCCM shall not effect any transactions in the Accounts without the express prior written consent of the Secured Party after having received a Notice of Exclusive Control from the Secured Party except those which are pending settlement as of the time RBCCM receives such notice from the Secured Party.

b) Authority of the Secured Party and Entitlement Orders. RBCCM shall comply with each **"Entitlement Order"**, as that term is defined in Article 8 of the UCC, originated by the Secured Party in writing without further consent of the Client and the Client hereby authorizes and acknowledges the power and obligation of RBCCM to do so. As a result, the Secured Party has "control" over the Accounts as that term is defined Section 8-106(d) and Section 9-106(a) of the UCC. Without limiting the rights of the Secured Party or the obligations of RBCCM under this Agreement, RBCCM shall act on each Entitlement Order received from the Secured Party including, without limitation, each Entitlement Order that requires any of the following:

i. the transfer of Pledged Assets as directed by the Secured Party, which could include, but is not limited to, delivering certificates to the Secured Party, causing securities to be registered in the name of the Secured Party or its nominee, or crediting securities to an account of the Secured Party, whether maintained by RBCCM or another financial institution, and

ii. the liquidation of all or any part of the Pledged Assets, which will be done by RBCCM on a best efforts basis and may be satisfied by delivering physical certificates or other assets in the Accounts should RBCCM be unable to liquidate them for any reason.

c) Accounts Restricted. RBCCM shall restrict the Accounts such that it will not pay, transfer, or deliver any of the Pledged Assets from the Accounts without the prior written consent of the Secured Party; provided, however, that RBCCM may do the following without such consent :

i. allow funds to be paid or securities to be delivered or transferred from the Accounts as required in conjunction with any transaction authorized pursuant to Section 3;

ii. withdraw commissions, markups, service charges and other fees or charges from the Accounts pursuant to agreements between RBCCM and the Client (**"Service Fees"**);

iii. release Pledged Assets as necessary for the purposes of re-registration, reorganization, clearing of restrictions, removal of worthless or expired securities; and

iv. prior to its receipt of a Notice of Exclusive Control from the Secured Party, distribute on a current basis all interest, cash dividends and other income received in connection with the Pledged Assets or release Pledged Assets as necessary for the purposes of exercising warrants or rights as directed by the Client.

4. NOTICES.

a) Any notice or other communication required or permitted under this Agreement shall be in writing and delivered to the party to whom it is intended at the address provided in the signature block hereto associated with such party.

b) All notices or other communications required under this Agreement shall be deemed to be received by a party if sent by registered or certified mail, return receipt requested, on the date specified on the return receipt or, if personally delivered, upon the date of delivery. Each party may change the address and person to whom such notices shall be addressed by giving notice in the manner specified in this Section.

c) The Client hereby expressly authorizes and instructs RBCCM to provide the Secured Party, copies of all account statements, and trade confirmations provided to the Client by RBCCM with respect to the Accounts without the necessity for further action by the Client. This authorization is irrevocable for so long as this Agreement remains in effect.

5. TERMINATION.

a) Termination. This Agreement terminates, in total or as to any subset of the Accounts, as directed by the party terminating pursuant to this Section, immediately upon written notice by the Secured Party to RBCCM or upon written notice by RBCCM

to the Client and the Secured Party at least 30 days prior to when such termination is to take effect ; provided, however, that no such termination is effective unless and until the Pledged Assets have been transferred to the Secured Party or such securities intermediary as it shall direct promptly upon receipt of such notice.

b) Continuing Obligations. The rights and powers granted herein to the Secured Party are coupled with an interest for the purpose of perfecting its security interests in the Accounts and the Pledged Assets. Such powers are not affected or impaired by any purported revocation of this Agreement by the Client or RBCCM, by the bankruptcy, insolvency, conservatorship or receivership of the Client or RBCCM, or by the lapse of time.

6. INDEMNIFICATION AND LIMITATION OF LIABILITY.

a) Client Indemnification. The Client shall indemnify and hold harmless RBCCM, its affiliates, agents, officers, and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorney's fees in any way related to, arising from or in connection with this Agreement or the Pledged Assets, except to the extent of any gross negligence or willful misconduct on the part of RBCCM or any of its affiliates, agents, officers or employees.

b) Secured Party Indemnification. The Secured Party shall indemnify and hold harmless RBCCM, its affiliates, agents, officers, and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorney's fees in any way related to, arising from or in connection with compliance by RBCCM with instructions of the Secured Party under this Agreement, except to the extent of any gross negligence or willful misconduct on the part of RBCCM or any of its affiliates, agents, officers or employees.

c) No Duty of Inquiry. RBCCM has no duty to make independent inquiry into the right of the Secured Party to make any demand under this Agreement or the Security Agreements and RBCCM will not be deemed to have any knowledge, imputed or otherwise, of the terms, conditions, validity or enforceability of the Security Agreements other than as referenced in this Agreement. RBCCM will be entitled to conclusively assume that any instructions given by the Secured Party pursuant to this Agreement are proper and RBCCM is not liable in any way for its refusal to comply with a conflicting or adverse instruction, entitlement order or directive of the Client.

d) Reliance on Authority. RBCCM is not liable for actions it takes pursuant to this Agreement in reliance on instructions from any person RBCCM reasonably believes represents the Secured Party or the Client.

7. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS.

a) Each individual signing this Agreement represents and warrants that he or she is duly authorized to do so by the party he or she purports to represent.

b) The Client represents and warrants that no one has any security interest, lien or other right in the Accounts or the Pledged Assets except for RBCCM, including but not limited to liens in favor of RBCCM which secure Service Fees payable to third parties, the Secured Party and, to the extent permitted hereunder, the Client. The Client shall not enter into any other agreement to grant control over the Accounts or the Pledged Assets or otherwise take any action which creates a security interest or lien in the Accounts or the Pledged Assets other than liens securing Service Fees and liens in favor of the Secured Party while this Agreement is in effect.

c) RBCCM represents and warrants to the Client and the Secured Party that (a) it is and shall be a **"Securities Intermediary"** within the meaning of Section 8-102(a)(14) of the UCC and it has undertaken to treat the Client as entitled to exercise all rights as owner of the financial assets credited to each Account subject to the terms and conditions of this Agreement and otherwise in accordance with Article 8, Part 5 of the UCC.

d) RBCCM represents and warrants that it has not entered into, and hereby agrees that it shall not enter into, any control agreements with respect to the Accounts or the Pledged Assets with any person or entity other than the Secured Party during the duration of this Agreement.

8. MISCELLANEOUS.

a) Fees. The Client shall pay to RBCCM a per annum fee in the amount of $200.00 (the **"Fee"**) per account to which this Agreement applies on the date of this Agreement and on each anniversary of this Agreement so long as this Agreement remains in effect. RBCCM may modify the amount of the Fee upon written notice to the Client at least 30 days prior to the date on which any instance of the Fee becomes due.

b) Descriptive Headings. Titles of sections and subsections contained in this Agreement are inserted for convenience of reference only and neither form a part of this Agreement nor are intended to be used in the construction or interpretation thereof.

c) Recitals. The recitals are incorporated and considered part of this Agreement to the extent terms are defined therein.

d) Waiver. No provision hereof shall be waived or amended unless in writing, signed by all the parties hereto. No waiver by any party of a breach of any term or condition of this Agreement shall operate as a waiver of any other breach of such term or condition nor shall any failure to enforce such provision operate as a waiver of such provision.

e) Successors and Assigns. Neither the Client nor RBCCM may assign its respective rights or obligations under this Agreement. The Secured Party may assign its rights and obligations under this Agreement to any person or entity without the prior written consent of the Client or RBCCM. Subject to the foregoing, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns hereunder.

f) Prior Agreements; Subordination of Liens, etc. of RBCCM. The Client and the Secured Party acknowledge, understand and agree that this Agreement supplements any of the Secured Party's or the Client's existing agreement(s) with RBCCM, and in no way is this Agreement intended to abridge or limit any rights that the Secured Party or RBCCM might otherwise have under any such existing agreement(s); provided, however, that, notwithstanding any agreement to the contrary, (i) each security interest, lien and right of setoff of RBCCM in the Account and the Pledged Assets (including, but not limited to, each lien securing Service Fees) shall be subject and subordinated to the Secured Party's security interests therein and (ii) in the case of any conflict between any provisions of this Agreement and any other agreement between the Client and RBCCM, the provisions of this Agreement shall prevail.

g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any other agreement or document relating hereto and any such prohibition or unenforceability will not invalidate or render unenforceable such provision in any other jurisdiction.

h) Governing Law; Submission to Jurisdiction. This Agreement is governed by and construed in accordance with the laws of the State of New York without giving effect to any contrary result otherwise required under applicable conflict or choice of law rules. Regardless of any provision in any other agreement or otherwise, New York is deemed to be the jurisdiction of RBCCM for purposes of Article 8 of the UCC. Each of the parties hereto hereby agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or in the United States District Court sitting in the Borough of Manhattan in the City of New York, New York and each party hereto hereby irrevocably submits, for itself and in respect of its property, to the jurisdiction of each such court in any such action or proceeding. Each party hereto irrevocably consents to service of process in any such action or proceeding in any of such courts by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided for notices in this Agreement, such service to become effective five (5) days after such mailing. Each party hereto irrevocably waives, to the fullest extent permitted by law, any claim that any such action or proceeding in any state or federal court in New York, New York has been brought in an inconvenient forum.

i) Effective Date. This Agreement will be effective on the date RBCCM executes it.

j) No Changes. No change to the form of this Agreement provided to the Client and the Secured Party by RBCCM (other than the insertion of names, addresses, dates, numbers and any other information required by such form) shall be valid or agreed to by RBCCM, regardless of whether or not RBCCM executes a form containing such change, unless such change is initialed by an authorized signatory of RBCCM.

k) Amendments. This Agreement can only be amended or modified upon the written agreement of all parties.

l) Counterparts; Delivery by Fax. This Agreement may be executed in one or more counterparts, all of which together shall be considered one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or in electronic format will be effective as delivery of a manually executed counterpart of this Agreement.

m) Electronic Signature Each party agrees that any electronic sound, symbol or process executed or adopted by a party and attached to or logically associated with this Agreement with the intent to sign it is intended by such party to authenticate this writing and to have the same force and effect as a manual signature.

n) **WAIVER OF JURY TRIAL. EACH PARTY HERETO VOLUNTARILY AND MUTUALLY AGREES TO WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY MATTER TO BE ADJUDICATED HEREUNDER OR IN CONNECTION HEREWITH.**

Appendix 1

[Letterhead of Secured Party]

NOTICE OF EXCLUSIVE CONTROL

[Date]

RBC Capital Markets, LLC

60 South Sixth Street, 9th Floor

Minneapolis, MN 55402-1110

Attention: Pledged Accounts Group/P09

Re: Notice of Exclusive Control, [client name] and [account number]

Ladies and Gentlemen:

In accordance with the Pledged Account Agreement, dated [ ], by and among [ ] (the "Client"), ourselves (the "Secured Party", "we" or "us"), and you (as amended, restated or otherwise modified from time to time, the "Pledged Account Agreement"), we hereby give you notice that we henceforth have and exercise exclusive control of account number(s):

____

and their successor account(s) (collectively, the "Accounts"). You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Accounts or the Pledged Assets (as defined in the Pledged Account Agreement) from any person other than us until we instruct you otherwise, unless otherwise ordered by a final, non-appealable judgment of a court of competent jurisdiction. We represent and warrant to you that this Notice of Exclusive Control is lawful and authorized by an agreement between the Client and us. All future instructions on the Accounts will be given by our previously authorized representative unless further evidence of authority is provided to you.

You are authorized to deliver a copy of this notice by facsimile transmission to the Client but not to require or await their consent thereto in complying with any Entitlement Orders (as defined in the Pledged Account Agreement) we may give.

Very truly yours,

By: ______________________________

Name: ______________________________

Title: ______________________________

Telephone: __________________________

[cc: Client name]